Exhibit 3.32
BYLAWS
OF
SLEDGE DRILLING CORP.

BYLAWS
OF
SLEDGE DRILLING CORP.
ARTICLE 1. OFFICES
     The principal office of the corporation in the State of Texas shall be located in the City of Midland, County of Midland. The corporation may have such other offices, either within or without the State of Texas, as the Board of Directors may designate or as the business of the corporation may require from time to time:
ARTICLE 2. SHAREHOLDERS
     Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held during the month of April in each year, beginning with the year 2006 upon the date and at the hour designated by the Board of Directors by notice to the, shareholders, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.
     Section 2.2 Special Meeting, Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors or such other person or persons as may be authorized in the Articles of incorporation or these Bylaws, or by the holders of at leash ten (10) percent of all the shares of the corporation entitled to vote at the proposed special meeting. The record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of that meeting.
     Section 2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, unless otherwise prescribed by statute, as the place for the holding of such meeting, If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Texas.
     Section 2.4 Notice of Meeting. Written or printed notice stating the place; day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid.
     Section 2.5 Fixing of Record Dates for Matters Other Than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose

(other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.
     Section 2.6 Fixing of Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 2.5 of Article 2 of these Bylaws,

whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of the meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the President or the principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.
     Section 2.7 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
     Section 2.8 Quorum of and Voting by Shareholders. Unless otherwise provided in the Articles of Incorporation in accordance with the applicable statute, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares of the corporation entitled to vote are represented at the meeting in person or by proxy. Unless otherwise provided in the Articles of Incorporation or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.
          Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting, of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these Bylaws in accordance with the applicable statute. Any shareholder may vote either in person or by proxy executed in writing by the shareholder.
     Section 2.9 Proxies. At all meetings of shareholders, a shareholder may, vote mi person or by proxy executed in writing by the shareholder. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A telegram, telex, cablegram or similar transmission by the shareholders, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section 2.9. No proxy shall be valid after eleven (11) months from the date of its execution unless provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest in accordance with applicable law.
     Section 2.10 Voting of Shares. Subject to the provisions of Section 2.14 of this Article 2, each shame entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.
     Section 2.11 Voting of Shares by Certain Raiders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize, or, in the absence of such authorization, as the board, of directors of such corporation may determine, provided, however, that when any foreign corporation without a permit to do business in the State of Texas lawfully owns or may lawfully own or acquire stock in this corporation, it shall not be unlawful for such foreign corporation to vote said stock and participate in the management and control of the business and affairs of this corporation, as other stockholders, subject to all laws, rules and regulations governing this corporation.
     Shares held by an administrator, executor, guardian or conservator may be voted by such person so long as such shares forming a part of an estate are. in the possession and forming a part of the estate being served by such person, either in person or by proxy, without a transfer of such shares into such person’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into the trustee’s name.
          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receive name if authority so to do be contained in. an appropriate order of the court by which such receiver was appointed.
          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter a pledgee shall be entitled to vote the shares so transferred.
          Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining, the total number of outstanding shares at any given time.

     Section 2.12 Informal Action by Shareholders. Any action required by statute to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all of the shares entitled to vote with respect to the action that is the subject of the consent.
          Every written consent shall bear the date of signature of each shareholder who signs the consent. No written. consent shall be effective to take the action that is the, subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner provided for herein, a consent or consents signed by the holder or holders, of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation’s principal place of business shall be addressed to the President or principal executive officer of the corporation. A telegram ex, cablegram or similar transmission by a shareholder or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder shall be regarded as signed by the shareholder for purpose of this Section 2.1.2.
          If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State as a result of the taking of the action shall state, in lieu of any statement required by applicable law concerning any vote of shareholders, that written consent has been given in accordance with the provisions of Section 6.201 of the Texas Business Organizations Code and that any written notice required by such laws has been given.
     Section 2.13 Telephone Meetings. Subject to the provisions of these Bylaws for notice of meetings, shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 2.14 Cumulative Voting. At each election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is expressly prohibited-
ARTICLE 3. BOARD OF DIRECTORS
     Section 3.1 General Powers. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors of the corporation. Unless otherwise required by these Bylaws or the Articles of Incorporation of the corporation, directors need not be residents of the State of Texas or shareholders of the corporation.
     Section 3.2 Number and Election of Directors. The Board of Directors of the corporation shall consist of one or more members, as determined from time to time at any meeting of the shareholders where notice of a proposed change in the number of directors has been given in writing in advance. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided. in, the Articles of Incorporation or these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director Unless removed in accordance with the provisions of these Bylaws or the Articles of Incorporation of the corporation, each director shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified.
     Section 3.3 Regular Meetings. Regular meetings of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution, the` time and place for the holding, of additional regular meetings without other notice than such resolution.
     Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by such person(s).
     Section 3.5 Notice of Meeting. Notice of any special meeting shall be given at least one (1) day previously thereto by written notice delivered personally to each director at his business address, or by telegram or telephone. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director many waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.6 Quorum of and Action by Directors. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number of directors is required by statute, the Articles of Incorporation or these Bylaws.
     Section 3.7 Actions Without a Meeting; Telephone Meetings. Any action required or permitted to be taken by the Board of Directors or any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so, taken, shall be signed by all members of the Board of Directors or committee, as the case may be, Subject to the provisions of these Bylaws for notice of meetings, members of the Board of Directors, or members of any committee designated by such board, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     Section 3.8 Vacancies. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors otherwise than as a result of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
     Section 3.9 Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 3.10 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation, immediately after the adjournment of the meeting . Such right to dissent shall not apply to a director who voted in favor of such action.
     Section 3.11 Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. In the event cumulative voting is permitted by these Bylaws at any time, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of directors, at an election of the class of directors of which he is a part.
     Section 3.12 Committees of the Board of Directors. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to the limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee to the extent provided in such resolution designating that committee or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations hereinafter set forth. No committee of the Board of Directors shall .have the authority, of the Board of Directors in reference to: (l) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or these Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Section 21.155 of the Texas Business Organizations Code; (2) proposing a reduction of the stated capital of the corporation in the manner permitted by Section 21.253 of the Texas Business Organizations Code; (3) approving plan of merger or share exchange of the corporations (4) recommending to the shareholders the sale lease or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business; (5) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; (6) amending, altering or repealing the Bylaws of the corporation or adopting new Bylaws of the corporation; (7)

filling vacancies in the Board of Directors; (8) filling vacancies in or designating alternate members of any such committee, (9) filling any directorship to be filled by reason of an increase in the number of directors; (10) electing or removing officers of the corporation or members or alternate members of any such committee; (11) fixing the compensation of any member or alternate member of such committee; or (12) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable. Unless the resolution designating a particular committee, the Articles of Incorporation or these Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to distribute or to authorize the issuance of shares of the corporation. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.
ARTICLE 4. OFFICERS
     Section 4.1 Number. The officers of the corporation shall be a President, Chief Operating Officer, Chief Executive Officer, one or more Vice Presidents, some or all of whom may be designated as Executive Vice President or Senior Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Such other officers, including assistant officers and agents as may be deemed necessary, may be elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed by these Bylaws. Any two (2) or more offices may be held by the same person.

     Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first regular meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
     Section 4.3 Removal. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.
     Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     Section 4.5 President, Chief Operating Officer, Chief Executive Officer. The President, Chief Operating Officer and Chief Executive Officer may or may not be the same person and shall be the principal executive officers of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. In the event these offices are held by more than one person, the rights duties and responsibilities for performing the functions of these offices shall be divided among the parties who hold these offices as agreed to by such parties or as directed by the Board of Directors. The President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. Any of these officers may sign, with the Secretary or any other proper officer of the corporation, thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general these officers shall perform all duties incident to the offices of President, Chief Operating Officer and Chief Executive Officer and such other duties as from time to time may be prescribed by the Board of Directors.
     Section 4.6 Vice President. In the absence of the President, Chief Operating Officer and Chief Executive Officer, or in the event of their death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election, but beginning with Executive Vice President, if any, first) shall perform all the duties of the President, Chief Operating Officer and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President, Chief Operating Officer and Chief Executive Officer. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board of Directors.
     Section 4.7 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the shareholders, the Board of Directors and the Committees of the Board of Directors; shall keep minutes of the proceedings of the shareholders, the Board of Directors and each committee of the Board of Directors; and shall keep, at the registered office of the corporation or the principal place of business of the corporation, or at the office of the transfer agent or registrar for the corporation, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class of shares issued by the corporation held by each of them. The Secretary shall give or cause to be given notice to the appropriate person or entity of all meetings of the shareholders and all meetings of the Board of Directors and each committee of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the seal of the corporation, if any, and when so authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary.
     In the absence or disability of the Secretary, the Assistant Secretaries, if any, and in the order of their seniority, shall perform all the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries, if any, shall perform such other duties as from time to time may be assigned by the Board of ‘Directors. In the absence of the Secretary of an Assistant Secretary, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and shareholders shall be recorded by such person as shall be designated by the President or by the Board of Directors.
     Section 4.8 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit, or cause to be deposited, all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
          The Treasurer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall keep and maintain the corporation’s books of account, shall render to the President and directors an account of all of his transactions as Treasurer and of the financial condition of the corporation and shall exhibit his books, records and accounts to the President or directors at any time. He shall disburse, or cause to be disbursed, funds for capital expenditures as authorized by the Board of Directors and in accordance with the orders of the President, and present to the President for his attention any requests, for disbursing funds if in the judgment of the Treasurer any such request is not properly authorized. He shall perform such other duties as may be directed by the Board of Directors or by the President
          If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
          The Assistant Treasurers, if any, in the order of their seniority, shall, in the absence or disability of the Treasure, perform all the duties and exercise all the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.
     Section 4.9 Salaries. The salaries of the officers shall be determined from time to time by the Board of Directors, but no formal action of the directors shall be required in determining such salaries. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.
ARTICLE 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS
     Section 5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     Section 5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     Section 5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.
ARTICLE 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 6.l Certificates for Shares. The corporation shall deliver certificates representing shares to which shareholders are entitled, or the shares of the corporation may be uncertificated shares. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the Board of

Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Certificates representing shares shall be signed by the President (or a Vice President) and by the Secretary or by such other officer or officers as may be from time to time authorized by resolution of the Board of Directors. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall state upon the face thereof (1) that the corporation is organized under the laws of the State of Texas; (2) the name of the person to whom the shares represented thereby are issued; (3) the number and class of shares and the designation of any series, if any, which such certificate represents; and (4) the par value of each share represented by such certificate, or a statement that the shares are without par value. All information on each certificate, along with the date of issuance of the shares represented thereby, shall be entered on the share transfer records of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.
     Section 6.2 Transfer of Shares. Transfer of shares of the corporation shall be made only on the share transfer records of the,, corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
ARTICLE 7. FISCAL YEAR
     The fiscal year of the corporation shall be determined and fixed by the Board of Directors of the corporation.
ARTICLE 8. DIVIDENDS
     The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.
ARTICLE 9. CORPORATE SEAL
     The corporation may at any time provide for a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and such other description as, the directors may approve.
ARTICLE 10. WAIVER OF NOTICE
     Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws, the provisions of the Articles of Incorporation or the Texas Business Organizations Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 11. RESTRICTIONS ON TRANSFER OF SHARES
     There are initially no restrictions on the transfer of shares of stock of the corporation; however, the corporation may enter into an agreement or agreements with a specific shareholder or shareholders relating to the purchase and sale of his or their shares or otherwise restricting transferability of such shares on such terms and conditions as the corporation may deem proper.
ARTICLE 12. REIMBURSEMENT OF EXPENSES AND COMPENSATION
     In the event the corporation takes an income tax deduction for any particular compensation to, or expense of, any of its officers, directors or employees which is subsequently disallowed by the Internal Revenue Service as a proper deduction by the corporation, the amount of the compensation or expense which is disallowed as a deduction shall be repaid by such officer, director or employee to the corporation immediately after final determination by a Court, or settlement by the corporation with the Internal Revenue Service, of the income tax matter involving such deduction.
ARTICLE 13. AMENDMENTS
     These Bylaws may be altered, amended or repealed, and new bylaws may be adopted, at any meeting of the Board of Directors of the corporation by a majority vote by the directors, subject to repeal or amendment by action of the shareholder.

ARTICLE 14. INSURANCE OR OTHER ARRANGEMENTS
     To the extent authorized by the Texas Business Organizations Code, the Board of Directors of the corporation shall have the authority to purchase and maintain insurance or another arrangement on such terms and conditions as the Board of Directors shall determine in its discretion and without further approval of the shareholders of the corporation, except as required by applicable law, with persons or entities that either are or are not regularly engaged in the business of providing insurance coverage, to indemnify any and all officers, directors, employees and agents of the corporation or persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by him in such a capacity or arising out of his status as such person, whether or not the corporation would otherwise have the power under Chapter 8 of the Texas Business Organizations Code to indemnify such persons against such liability. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the corporation or with any insurer or other person deemed appropriate by the Board of Directors of the corporation regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board of Directors of the corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in any such arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the directors approving such insurance or other arrangement to liability, on any ground, regardless of whether the directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.